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                                                                    Exhibit 10.2


                                CAPSTAR HOTEL COMPANY

                      8 3/4% SENIOR SUBORDINATED NOTES DUE 2007


                                  PURCHASE AGREEMENT

                                                                 August 14, 1997
Oak Hill Securities Fund, L.P.
201 Main Street
Suite 2600
Fort Worth, Texas 76102

Ladies and Gentlemen:

         CapStar Hotel Company, a Delaware corporation (the "Company"), proposes to sell to you (the "Investor") $50,000,000 aggregate principal amount of its 83/4% Senior Subordinated Notes due 2007 (the "NOTES"). The Notes will be issued pursuant to an Indenture to be dated as of August 19, 1997 (the "INDENTURE"), between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "TRUSTEE"). This is to confirm the agreement concerning the purchase of the Notes from the Company by the Investor.

         Concurrently with the issuance and sale of the Notes, the Company is issuing and selling to Lehman Brothers Inc. (the "INITIAL PURCHASER"), $100,000,000 aggregate principal amount of its 83/4% Senior Subordinated Notes Due 2007 (the "INITIAL PURCHASER NOTES") pursuant to the Purchase Agreement dated the date hereof between the Issuer and the Initial Purchaser (the "INITIAL PURCHASER PURCHASE AGREEMENT"). The Initial Purchaser Notes will be issued pursuant to and be governed by the Indenture.

         The Initial Purchaser Notes will be offered without being registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), in reliance on exemptions therefrom. The Initial Purchaser proposes to make an offering of the Initial Purchaser Notes upon the terms set forth in the Memorandum and the Initial Purchaser Purchase Agreement.

         In connection with the sale of the Notes, the Company has prepared a preliminary offering memorandum (the "PRELIMINARY MEMORANDUM") and will prepare a final offering memorandum (the "MEMORANDUM") setting forth or including a description of the terms of the Notes, the terms of the offering, a description of the Company and any material developments relating to the Company occurring after the date of the most recent financial statements included therein.

         The Investor and its direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement dated the date hereof (the "REGISTRATION RIGHTS AGREEMENT"), substantially in the form of the Registration Rights Agreement between the Company and the Initial Purchaser (together with the Registration Rights Agreement, the

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                                                                               2

"Registration Rights Agreements"), pursuant to which the Company will agree, among other things, to file with the Securities and Exchange Commission (the "COMMISSION"), under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT"), relating to Senior Subordinated Notes due 2007 of the Company (the "EXCHANGE NOTES") to be offered in exchange (the "EXCHANGE OFFER") for the Notes, and (ii) as and to the extent required by the Registration Rights Agreements, a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS"), relating to the resale by certain holders of the Notes, and to cause such Registration Statements to be declared effective in accordance with the Registration Rights Agreements.

1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents and warrants to, and agrees with the Investor that as of the date hereof:

    (A) The Memorandum at the date hereof, does not, and at the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this
         Section 1(a) do not apply to statements or omissions in the Memorandum based upon information furnished to the Company in writing by or on behalf of the Investor expressly for use therein. Reference herein to the Memorandum shall be deemed to refer to and include any document filed by the Company under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), which is incorporated in the Memorandum by reference.

    (B) It is not required by applicable law or regulation in connection with the offer, sale and delivery of the Notes to you in the manner contemplated by this Agreement to register the Notes under the Securities Act or to qualify the Indenture in respect of the Notes under the Trust Indenture Act of 1939, as amended.

    (C) The Company and each of its Significant Subsidiaries (as defined in Section 13) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, save where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the business or property of the Company and its subsidiaries taken as a whole, and each has all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

    (D) The Company has an authorized capitalization as set forth in the Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description thereof contained, or incorporated by reference, in the Memorandum; all of the issued shares of capital stock, partnership interests or

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                                                                               3

    limited liability membership interests, as the case may, be of each Significant Subsidiary of the Company have been duly and validly authorized and issued and (except for partnership interests of general partners and except to the extent the limited liability company agreements governing the respective limited liability companies provide otherwise) are fully paid and non-assessable and (except for partnership interests in CapStar Management Company, L.P. and CapStar Management Company II, L.P. owned by third parties) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

    (E) The Indenture has been duly authorized and, when duly executed and delivered by the proper officers of the Company (assuming due execution and delivery by the Trustee) and delivered by the Company, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, liquidation, moratorium or other similar laws affecting the rights and remedies of creditors generally and except as may be subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

    (F) This Agreement and the Initial Purchaser Purchase Agreement have each been duly authorized, executed and delivered by the Company and the Registration Rights Agreements have been duly authorized and will be duly delivered and executed by the Company.

    (G) Except where it would not reasonably be expected to have a material adverse effect on the consolidated financial position, stockholder's equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole, (i) the execution, delivery and performance of this Agreement, the Initial Purchaser Purchase Agreement, the Registration Rights Agreements, the Indenture, the Initial Purchaser Notes, the Notes and the Exchange Notes, and the consummation by the Company of the transactions contemplated herein and therein (the "TRANSACTIONS") will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the properties or assets of the Company or any of its Significant Subsidiaries is subject, (ii) nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any of its Significant Subsidiaries or any statute or order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, any of its Significant Subsidiaries or any of their properties or assets; and (iii) except for such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Initial Purchaser Notes by the Initial Purchaser or the purchase

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                                                                               4

         and distribution of the Notes by the Investor, and except for registration of the Exchange Offer (as defined in the Registration Rights Agreements) under the Securities Act and applicable state securities laws, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the Transactions.

    (H) Neither the Company nor any of its Significant Subsidiaries has sustained, since the date of the latest quarterly financial statements included or incorporated by reference in the Memorandum, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Memorandum; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Memorandum.

    (I) The financial statements (including the related notes and supporting schedules) included in the Memorandum present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

    (J) KPMG Peat Marwick LLP, who have certified certain financial statements of the Company, whose report is included in the Memorandum, are independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained in the Memorandum.

    (K) There are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property or asset of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others that is required to be disclosed in the Memorandum which is not so disclosed.

    (L) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the

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                                                                               5

         Company on the other hand, which is required to be disclosed in the Memorandum which is not so disclosed.

    (M) Since the date as of which information is given in the Memorandum through the date hereof, and except as may otherwise be disclosed in the Memorandum, the Company has not (a) issued or granted any securities, other than in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants, or in connection with a dividend reinvestment or stock purchase plan,(b) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (c)entered into any transaction not in the ordinary course of business or (d) in the case of the Company, declared or paid any dividend on its capital stock.

    (N) Neither the Company nor any of its Significant Subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject except where it would not reasonably be expected to have a material adverse effect on the consolidated financial position, stockholder's equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole, or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its properties or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its properties or assets or to the conduct of its business except where it would not reasonably be expected to have a material adverse effect on the consolidated financial position, stockholder's equity, results of operations, business or prospects of the Company and its subsidiaries taken as a whole.

    (O) Neither the Company nor any Significant Subsidiary is an "INVESTMENT COMPANY" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

    (P) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act, an "AFFILIATE") has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the Notes or the Initial Purchaser Notes, as the case may be, in a manner that would require the registration under the Securities Act of the Notes or the Initial Purchaser Notes, as the case may be, or (ii) engaged in any form of general solicitation or general advertising in

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                                                                               6

         connection with the offering of the Notes or the Initial Purchaser Notes, as the case may be (as those terms are used in Regulation D under the Securities Act), or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

2.  PURCHASE OF THE NOTES BY THE INVESTOR.

    (A) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to you and you agree to purchase from the Company, $50,000,000 aggregate principal amount of the Notes at a purchase price equal to 97.866% of the principal amount of such Notes.

    (B) The Company shall not be obligated to deliver any of the Notes, except upon payment for all of the Notes to be purchased as hereinafter provided.

3.  DELIVERY OF AND PAYMENT FOR THE NOTES.

    (A) Payment of the purchase price for, and delivery of, the Notes shall be made at the offices of Simpson, Thacher & Bartlett, New York, New York or at such other place as shall be agreed upon by the Company and you, at 9:30 a.m. (New York time), on August 19, 1997 or at such other time or date as you and the Company shall determine (such date and time of payment and delivery being herein called the "CLOSING DATE").

    (B) On the Closing Date, payment shall be made to the Company in immediately available funds by wire transfer to such account or accounts as the Company shall specify prior to the Closing Date or by such means as the parties hereto shall agree prior to the Closing Date against delivery to you of the certificates evidencing the Notes.
         Upon delivery, the Notes shall be registered in such names and in such denominations as the Investor shall request in writing not less than two full business days prior to the Closing Date. For the purpose of expediting the checking and packaging of certificates evidencing the Notes, the Company agrees to make such certificates available for inspection not later than 2:00 P.M. on the business day at least 24 hours prior to the Closing Date.

4.  FURTHER AGREEMENTS OF THE COMPANY.  The Company further agrees:

    (A) So long as the Notes are outstanding and are "RESTRICTED SECURITIES" within the meaning of Rule 144(a)(3) under the Securities Act during any period in which it is not subject to and in compliance with
         Section 13 or 15(d) of the Exchange Act, to furnish to holders of the Notes and prospective purchasers of Notes designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

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                                                                               7

    (B) For a period of five years following the date of the Memorandum, to furnish to the Investor copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Notes may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

    (C) To use its best efforts to permit the Notes to be designated Private Offerings, Resales and Trading through Automated Linkages Market ("PORTAL") securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. relating to trading in the PORTAL Market and to permit the Notes to be eligible for clearance and settlement through The Depository Trust Company.

    (D) Except following the effectiveness of the Exchange Offer Registration Statement (as defined in the Registration Rights Agreements), not to, and will cause its affiliates not to, solicit any offer to buy or offer to sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

    (E) Not to, and will cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) in a transaction that could be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes.

    (F) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary of the Company shall become an "INVESTMENT COMPANY" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

5. EXPENSES. Each party hereto agrees to pay its own costs and expenses related to the negotiation, execution, delivery and performance of this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 8 hereof.

6. CONDITIONS TO THE INVESTOR'S AND THE COMPANY'S OBLIGATIONS. The obligations of the Investor hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its respective obligations hereunder, and to each of the following additional terms and conditions:

         (A) The Investor shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Memorandum or any amendment or supplement thereto contains any untrue statement of a fact which, in the

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                                                                               8



         opinion of the Investor, is material or omits to state a fact which, in the opinion of the Investor, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (B) Paul, Weiss, Rifkind, Wharton & Garrison shall have furnished to the Investor their written opinion, as counsel to the Company, addressed to the Investor and dated the Closing Date, substantially similar to the opinions provided on such date under the Initial Purchaser Purchase Agreement (or, alternatively such counsel may provide letters to the Investor stating that it may rely on the opinion delivered by it under the Investor Purchase Agreement as if it were addressed to the Investor).

         (C) The Company shall have furnished to the Investor a certificate, dated the Closing Date, of the Chairman of the Board, President or a Vice President of the Company and the Treasurer or Chief Financial Officer stating that:

              (i) The representations, warranties and agreements of the Company in Section 1 are true and correct in all material respects as of the Closing Date and the Company has complied with all its agreements contained herein; and

              (ii) They have carefully examined the Memorandum and, in their opinion (a) the Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (b) since the date of the Memorandum no event has occurred which should have been set forth in a supplement or amendment to the Memorandum.

         (D) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Memorandum any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Memorandum or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Memorandum, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Investor, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Memorandum.

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                                                                               9

         (E) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Notes by any "NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION", as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Notes.

         (F) The consummation of the sale of the Initial Purchaser Notes to the Initial Purchaser shall have occurred.

         (G) The Investor shall have received on the date hereof the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect at all times from and after the date hereof.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Investor.

7.  INVESTOR REPRESENTATIONS.

    (A) The Investor understands that the offer and sale of the Notes have not been registered under the Securities Act and that the Notes may not be offered or sold within the United States or for the benefit of United States persons except as permitted below. The Investor understands that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture and agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act and all applicable state securities laws. The Investor further acknowledges that it agrees to the matters stated in the section entitled "Notice to Investors" in the Memorandum.

    (B) The Investor represents and warrants that the Notes to be acquired by the Investor pursuant to this Agreement are to be acquired for its own account and with no intention of distributing or reselling such Notes or any part thereof in any transaction which would be in violation of the Securities Act or any applicable state securities laws.

    (C) The Investor represents and warrants that it is a Qualified Institutional Buyer and an Accredited Investor and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Notes and is able to bear the economic risk of its investment.

    (D) The Investor represents and warrants that it has received such information as it deems necessary in order to make its investment decision.

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                                                                              10

    (E) The Investor represents and warrants that the source of funds being used by it to acquire the Notes does not include the assets of any "employee benefit plan" (within the meaning of Section 3 of Employee Retirement Income Security Act of 1974, as amended) or any "plan" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended).

8. TERMINATION. The obligations of the Investor hereunder may be terminated by it by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time,(a) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction,(b) a banking moratorium shall have been declared by Federal or New York State authorities,(c) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (d) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Investor, impracticable or inadvisable to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Memorandum.

9. REIMBURSEMENT OF INVESTOR'S EXPENSES. If the sale of Notes provided for herein is not consummated because any condition to the obligations of the Investor set forth in Section 6(A) hereof is not satisfied, because of any termination pursuant to Section 8 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Investor, the Company shall reimburse the Investor for the reasonable fees and expenses of its counsel and for such other out-of-pocket expenses as shall have been incurred by it in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company shall pay the full amount thereof to the Investor.

10. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

         (A)if to the Investor, shall be delivered or sent by mail, telex or facsimile transmission to Oak Hill Securities Fund, L.P., 201 Main Street, Suite 2600, Fort Worth, Texas 76102, Attention: Chuck Irwin, with a copy to Oak Hill Advisors, Inc., 65 East 55th Street, 32nd Floor, New York, New York 10022, Attention: Glenn August;

         (B)if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Memorandum, Attention: Chief Financial Officer (Fax: 202-965-4445).

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                                                                              11

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

11. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Investor, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Notes from the Investor will be deemed a successor because of such purchase.

12. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Company and the Investor contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

13. DEFINITION OF THE TERMS "BUSINESS DAY" AND "SIGNIFICANT SUBSIDIARY". For purposes of this Agreement,(A) "BUSINESS DAY" means any day on which the New York Stock Exchange, Inc. is open for trading and (B) "SIGNIFICANT SUBSIDIARY" has the meaning set forth in Rule 1-02 of Regulation S-X.

14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

15. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

16. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

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                                                                              12

         If the foregoing correctly sets forth the agreement between the Company and the Investor, please indicate your acceptance in the space provided for that purpose below.

                                       Very truly yours,

                                       CAPSTAR HOTEL COMPANY



                                       By:  /s/ John Emery
                                          ----------------------------------
                                           Name:  John Emery
                                           Title:    Chief Financial Officer




Accepted:

OAK HILL SECURITIES FUND, L.P

By: Oak Hill Securities GenPar, L.P.
    its general partner

By: Oak Hill Securities MPG, Inc.
    its general partner


By:  /s/ John R. Monsky
   ------------------------------------
    Name:  John R. Monsky
    Title:    Vice President